FROST & SULLIVAN
沙利文

上海市静安区南京西路1717号
会德丰国际广场2504室
2504 Wheelock Square
1717 Nanjing West Road
Shanghai 200040, China
Tel: 86 (21) 5407 5836
Fax: 86 (21) 3209 8500
www.frost.com

Jan 18, 2023

SunCar Technology Group Inc.
Shanghai Feiyou Trading Co., Ltd.
Suite 209, No. 656 Lingshi Road
Jing'an District, Shanghai, 200072
People's Republic of China

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-4 (the "**Registration Statement**") filed by SunCar Technology Group Inc. (the "**Company**") with the United States Securities and Exchange Commission (the "**SEC**") under the Securities Act of 1933, as amended, in connection with its proposed business combination (the "**Proposed Business Combination**").

We hereby consent to the use of and references to our name and the inclusion of, summary of and reference to, information, data and statements from our research reports, consumer market surveys and amendments thereto, including, but not limited to, the industry report titled "China's Online Automobile Insurance Market and Integrated Automobile After-sales Service Market" (collectively, the "**Reports**"), and any subsequent amendments to the Reports, as well as the citation of the foregoing, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the " "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of SunCar", Industry Overview", and "Business of SunCar" sections, as well as the proxy statement/prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus), (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings and/or submissions on Form 20-F, Form 6-K, other registration statements and other SEC filings or submissions (collectively, the "**SEC Filings**"), (iv) in any future offering documents, (v) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination and other capital raising transactions, (vi) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, and (vii) in other publicity and marketing materials in connection with the Proposed Business Combination and other capital raising transactions.

We further hereby consent to the filing of this consent letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[Signature page follows]

FROST & SULLIVAN
沙利文

上海市静安区南京西路1717号
会德丰国际广场2504室
2504 Wheelock Square
1717 Nanjing West Road
Shanghai 200040, China
Tel: 86 (21) 5407 5836
Fax: 86 (21) 3209 8500
www.frost.com

Yours faithfully,
For and on behalf of
Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

By: ______________________________
Name: Charles Lau
Title: Consulting Director

[Signature Page to Frost & Sullivan Consent Letter]